# CONSULTING AGREEMENT #CSA143

This Consulting Agreement (this "***Agreement***"), effective as of June 6, 2025 (the "***Effective Date***"), by and between Arvinas Operations, Inc., a Delaware corporation (the "***Company***") and Ian Taylor, an individual with an address as set forth in the signature page of this Agreement ("***Consultant***").

WHEREAS, the Company desires to engage Consultant, as an independent contractor, to perform certain services for the Company and Consultant desires to perform such services for the Company in accordance with the terms and conditions set forth in this Agreement.

NOW, THEREFORE, the parties agree as follows:

1. **Consulting Services**. Consultant shall render the services described in Exhibit A (the "***Consulting Services***") to the Company (or its designee).

2. **Term**. This Agreement shall continue until expiration or termination in accordance with the provisions of Section 11. Consultant's obligations set forth in Sections 4-10, 12 and 13 shall survive termination of this Agreement.

3. **Payment; Reimbursement of Expenses**. The Company agrees to pay Consultant the compensation described in Exhibit A for Consultant's performance of the Consulting Services in accordance with the terms of this Agreement. The Company will reimburse Consultant for reasonable and customary out-of-pocket business expenses incurred by Consultant in the ordinary course of performing the Consulting Services and in compliance with the Company's policies covering such expenses. Anticipated expenses in excess of $250 will require the prior written approval of the Company. No more than once per calendar month, Consultant may submit to the Company a statement of such business expenses, accompanied by appropriate supporting documentation. The Company shall reimburse such business expenses as soon as practicable following its receipt of such statements. The parties hereby acknowledge and agree that the compensation contemplated under the terms of this Agreement (i) constitutes fair market value for the Consulting Services; (ii) is not being given in exchange for any explicit or implicit agreement by Consultant to recommend, provide, prescribe, or order favorable status for any of Company's products or to reward or influence any formulary or clinical practice guidelines committees or prescribing or dispensing decisions; and (iii) has not been determined in a manner that takes into account the volume or value of any referrals or business or potential referrals or business that might be generated by Consultant.

4. **Confidential Information**. Consultant acknowledges that, in relation to this Agreement or the conduct of the Consulting Services, Consultant may receive, become exposed to, or generate information: (a) applicable to the business, technology or products of the Company or (b) applicable to the business of any client or customer of the Company, in each case whether provided prior to, on or after the Effective Date ("***Confidential Information***"). Confidential Information includes any and all technical and non-technical information including patent, copyright, trade secret, and proprietary information, techniques, sketches, drawings, models, inventions, know-how, processes, apparatus, equipment, algorithms, software programs, software source documents, and formulae related to the current, future and proposed products and services of the Company and includes, without limitation, information concerning research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, purchasing, manufacturing, customer lists, business forecasts, sales and merchandising and marketing plans and information. Confidential Information also includes proprietary or confidential information of any third party who may disclose such information to the Company or to Consultant in the course of the Company's business.

5. **Ownership and Nondisclosure of Confidential Information**. All Confidential Information is the sole property of the Company and the Company's assigns, and the Company and the Company's assigns shall be the sole and exclusive owner of all patents, copyrights, mask works, trade

secrets and other rights in the Confidential Information. During the term of this Agreement and for a period of ten (10) years thereafter, Consultant (i) shall keep in confidence and trust all Confidential Information, with no less than a reasonable degree of care, and (ii) shall not disclose any Confidential Information to any person or entity other than the Company or use any Confidential Information other than in connection with Consultant's performance of the Consulting Services for the benefit of the Company, in each case, without the prior written consent of the Company. Consultant shall notify Company promptly on discovery of any unauthorized use or disclosure of Company's Confidential Information.

6. **Ownership and Return of Materials**. All materials (including, without limitation, documents, drawings, supplies, products, models, apparatus, sketches, designs, lists, and all other tangible media of expression) furnished to Consultant by the Company ("***Materials***") shall remain the property of the Company. Upon termination of this Agreement, or at any time on the request of the Company before termination, Consultant agrees to promptly (but no later than five (5) days after the earlier of the termination of this Agreement or the Company's request) destroy or deliver to the Company, at the Company's option, all Materials and all tangible media of expression which are in Consultant's possession and which incorporate any Confidential Information or otherwise relate to the Company's business, technology or products. At the Company's request, Consultant shall provide the Company with written certification of Consultant's compliance with Consultant's obligations under this Section.

7. **Intellectual Property and Innovations**.

(a) As used in this Agreement, the term "***Innovations***" means all information fixed in any tangible medium of expression (whether or not protectable under copyright laws), know-how, improvements, inventions (whether or not protectable under patent laws), works of authorship, techniques, software, code, objects, development tools, methods and protocols, instructions and routines, comments, user interfaces, support logs, scripts, design notes, supporting technical and user documentation, discoveries, data, ideas (whether or not protectable under trade secret laws), specifications, designs, trade secrets, combinations, formulae, developments, artwork, copyrights, regulatory and other governmental filings, documents, descriptions, processes, methods, procedures, trademarks, trade names, service marks, domain names, web addresses and web sites, all other subject matter that may be protectable under any patent, copyright, moral right, mask work, trademark, trade secret or other laws and all goodwill associated with any of the foregoing and any registrations and applications therefor.

(b) Consultant hereby agrees to promptly disclose and describe to the Company, and Consultant hereby assigns to the Company all of Consultant's right, title, and interest in and to, each of the Innovations and all associated intellectual property rights that Consultant solely or jointly conceives, reduces to practice, creates, derives, develops or makes that (i) relate to the Company's business, technology, products or actual or demonstrably anticipated research or development, (ii) was developed on any amount of the Company's time or funding or with the use of any of the Company's equipment, supplies, facilities, Materials or trade secret information or (iii) results from any work Consultant performed for the Company including the Consulting Services (collectively, the "***Company Innovations***"). For clarity, all deliverables generated in the performance of the Consulting Services shall be deemed Company Innovations. Consultant further acknowledges and agrees that all Company Innovations are "works made for hire" for purposes of the Company's rights under copyright laws. Without the prior written consent of the Company, Consultant will not incorporate any Innovation or other proprietary right or information of Consultant or any third party into any of the Company Innovations or any of the Company's products or any of the deliverables or work products provided to the Company.

(c) Consultant hereby agrees to perform, during and after the term of this Agreement, all acts deemed necessary or desirable by the Company to permit and assist the Company, at the Company's expense, in obtaining and enforcing the full benefits, enjoyment, rights and title throughout the world in the Confidential Information and Company Innovations. Such acts may include, but are not limited to, execution of documents and assistance or cooperation (i) in the filing, prosecution, registration,

memorialization and assignment of any applicable patent, copyright, mask work or other property right protection, (ii) in the enforcement or defense of any applicable patent, copyright, mask work or other property right and (iii) in any other legal proceedings. In the event that the Company is unable for any reason to secure Consultant's signature to any document required to file, prosecute, register, memorialize or assign any patent, copyright, mask work or other property right or to enforce any patent, copyright, mask work or other property related to the Confidential Information or the Company Innovations, Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Consultant's agents and attorneys-in-fact to act for and on Consultant's behalf and instead of Consultant to take such lawfully permitted acts to further the filing, prosecution, registration, memorialization, assignment, issuance and enforcement of patents, copyrights, mask works and other rights related to the Confidential Information or the Company Innovations, all with the same legal force and effect as if taken by Consultant. The power of attorney provided under this Section is coupled with an interest and is irrevocable.

Consultant agrees to promptly provide Company with copies of all data and results and all supporting documents related to the deliverables generated during the performance of the Consulting Services.

8. **Relationship; Reporting**.

(a) Consultant shall act in the capacity of an independent contractor with respect to the Company, and not as an employee or authorized agent or representative of the Company. Consultant shall not have any authority to enter into contracts or binding commitments in the name or on behalf of the Company. Consultant will not use the Company's logo or marks without prior written approval, and then such use shall be only for the benefit of the Company and at the direction of the Company. Consultant shall not be, nor represent himself as being, an agent of the Company, and shall not be, nor represent himself as being, authorized to bind the Company.

(b) Consultant acknowledges that Consultant shall not have the status of an employee of the Company and shall not participate in any employee benefit plans or group insurance plans or programs. Consultant agrees that consistent with Consultant's independent contractor status, Consultant will not apply for any government-sponsored benefits intended only for employees, including, but not limited to, unemployment benefits.

(c) The Company shall issue Form 1099 records for its payments to Consultant made pursuant to this Agreement. Consultant is solely responsible for all taxes, withholdings, and other similar statutory obligations.. Consultant agrees that the Company may report all payments and transfers of value made in connection with this Agreement as required by applicable payment reporting laws including the Physician Payment Sunshine Act, if applicable.

(d) In connection with this Agreement and the Consulting Services hereunder, Consultant shall not make any payment or transfer of value to any health care professionals that would require reporting under the Physician Payment Sunshine Act or other similar payment reporting laws.

9. **Consultant's Representations, Warranties and Covenants**. Consultant agrees, represents and warrants that:

(a) All action necessary for the authorization, execution, delivery and performance of all obligations under this Agreement has been taken and this Agreement constitutes a valid and legally binding obligation of Consultant that is enforceable against Consultant in accordance with its terms. The authorization, execution and delivery by Consultant of this Agreement and the performance of Consultant's obligations under this Agreement will not (i) result in any violation of any permit, law, rule or regulation, or any judgment, decree or order of any court or other governmental agency or instrumentality to which Consultant is a party

or to which Consultant is subject or (ii) result in a violation of any agreement, policy contract, indenture or other instrument to which Consultant is a party or to which Consultant is subject. Consultant's performance of Consultant's obligations under this Agreement will not infringe upon or violate any right of any person or entity.

(b) During the term of this Agreement, Consultant shall not be bound by any agreement, nor assume any obligation, which would in any way be inconsistent with the Consulting Services.

(c) In performing the Consulting Services, Consultant will not use any confidential or proprietary information of any other person or entity or infringe the intellectual property rights (including, without limitation, patent, copyright, trademark or trade secret rights) of any other person or entity nor will Consultant disclose to the Company, or bring onto the Company's premises, or induce the Company to use any confidential information of any other person or entity.

(d) Consultant shall comply with all Company's instructions and applicable policies (as communicated to Consultant by Arvinas), laws, statutes, ordinances, code, regulations, rules, orders, writ, judgment, injunction, decree, stipulation or rulings of any kind whatsoever of any governmental authority, courts, tribunals, legislative bodies and commissions that may be in effect from time to time, as applicable to the Consulting Services performed under this Agreement, including, without limitation, the Federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)); the Stark Law (42 U.S.C. § 1395nn), the False Claims Act (31 U.S.C. §§ 3729 *et seq.*); the federal Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h); the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"), as amended by the Health Information Technology for Economic and Clinical Health Act ("HITECH"); and any amendments to, and regulations promulgated under, such laws.

(e) Consultant has not, and shall not, (a) take any action in violation of any applicable Anti-Corruption Laws (as defined below); or (b) corruptly offer, pay, give, promise to pay or give, or authorize the payment or gift of anything of value, directly or indirectly, to any government official, for the purposes of: (i) influencing any act or decision of any government official in his or her official capacity, (ii) inducing such government official to do or omit to do any act in violation of his or her lawful duty; (iii) securing any improper advantage; or (vi) inducing such government official to use his or her influence with a government, government entity, or commercial enterprise owned or controlled by any government (including state-owned or controlled veterinary, laboratory or medical facilities) in obtaining or retaining any business whatsoever. "***Anti-Corruption Laws***" shall mean all applicable anti-bribery and anti-corruption laws and regulations, including, where applicable, the United States Foreign Corrupt Practices Act, the United Kingdom Bribery Act 2010, and the local laws and regulations of any countries in which products, payments or services will be provided in connection with the Consulting Services.

(f) Consultant will not subcontract any of Consultant's obligations under this Agreement without the prior written consent of the Company.

(g) Consultant shall maintain, at Consultant's own expense, insurance that shall provide adequate coverage for all liabilities and claims for damages resulting from the services performed or undertaken by Consultant hereunder.

(h) Consultant is not (a) debarred and is not subject to a pending debarment pursuant to applicable law (including section 306 of the United States Food, Drug and Cosmetic Act, 21 U.S.C. § 335a); (b) excluded, debarred, suspended, or otherwise ineligible to participate in federal health care programs or in federal procurement or non-procurement programs; (c) listed in the FDA's Clinical Investigators – Disqualification Proceedings Database, including for restrictions; or (d) convicted of a criminal offense that falls within the scope of 42 U.S.C. § 1320a-7(a), but has not yet been excluded, debarred, suspended, or otherwise declared ineligible. If, during the term of this Agreement, Consultant becomes the subject of any investigation or proceeding that could lead to Consultant becoming debarred, excluded, suspended or

convicted, Consultant shall immediately notify Company. This provision shall survive termination or expiration of the Services Agreement.

(i) Consultant shall adhere to all applicable data protection and data privacy laws, rules and regulations (including, where applicable, the United States Health Insurance Portability and Accountability Act of 1996 and the EU General Data Protection Regulation). Consultant shall perform all applicable collection, handling, processing and transfer of personal data or protected health information in accordance with such laws, rules and regulations. Consultant shall promptly notify the Company of any breach of the foregoing, including any unauthorized access to, or transfer of, such data or information.

(j) Consultant shall forward to the Company any information, including initial and follow-up reports, that become known to Consultant from any source in any form relating to an adverse event, suspected adverse event, or other safety concerns regarding products of the Company (each, an "*AE*") as soon as it becomes available, but in any event within one (1) business day of becoming aware of such information. Without limiting the foregoing, Consultant shall provide to Customer a safety reporting form completed with all applicable information including, to the extent available, (a) information on the person or entity contacting Consultant regarding such AE, (b) information about the applicable patient or person impacted by such AE, (c) the products suspected to be related to such AE and (d) details of the suspected AE. Consultant shall cooperate with the Company in seeking any additional follow-up information with respect to such AE.

(k) Consultant acknowledges that the Company's common stock is publicly traded. Consultant is aware of, and will abide by, the restrictions imposed by securities laws on the purchase or sale of securities by any person who has received material, non-public information regarding the issuer of such securities and on the communication of such information to any other person when it is reasonably foreseeable that such other person is likely to purchase or sell securities in reliance upon such information.

(l) Consultant acknowledges it has read and understood Pfizer's International Anti-Bribery and Anti-Corruption Principles, attached hereto as Exhibit B.

10. **Indemnification**. Consultant will defend, indemnify and hold the Company and its affiliates harmless against any and all losses, liabilities, damages, claims, demands, suits, costs and expenses (including, without limitation, reasonable attorneys' fees and court costs) arising or resulting, directly or indirectly, from any act or omission of Consultant or Consultant's breach of any term or condition of this Agreement.

11. **Expiration; Termination**. This Agreement expires upon the date that is one (1) year after the Effective Date; except, that if Consulting Services are being actively performed upon such date, then upon the conclusion of such Consulting Services. This Agreement may be terminated by the Company or Consultant upon at least ten (10) business days prior written notice to the other party.

[12. **Non-Competition and Non-Solicitation**.

(a) Consultant agrees that while Consultant is engaged by the Company and for twelve (12) months thereafter (such period, subject to automatic extension for an additional period equal to the period of any breach of the covenants in this Section 12, the "*Non-Compete Period*"), Consultant shall not directly or indirectly own, manage, operate, control, finance or invest in, participate in, consult with, render services for, act as an officer, director, manager, partner, principal, agent, representative, contractor or advisor of or to, or in any manner engage in or be associated with, hold any interest in, be employed by or represent any business competing with the businesses or the services or products of the Company as such businesses, services and/or products exist or are in the process of being formed, researched, developed or acquired.

(b) Notwithstanding Section 12(a), nothing herein shall prohibit Consultant from being a passive owner of not more than one percent (1%) of the outstanding stock of any class of a

corporation which is publicly traded, so long as Consultant has no active participation in the business of such corporation.

(c) During the Non-Compete Period, Consultant shall not directly or indirectly through another person or entity: (i) induce or attempt to induce any employee or independent contractor of the Company to leave the employ of or engagement with the Company, or in any way interfere with the relationship between the Company, on the one hand, and any employee or independent contractor thereof, on the other hand; (ii) hire or engage any person who was an employee or independent contractor of the Company until twelve months after such individual's relationship with the Company has been terminated; (iii) induce or attempt to induce any customer, supplier, independent contractor, licensee or other business relation of the Company to cease doing business with the Company, or in any way interfere with the relationship between any such customer, supplier, independent contractor, licensee or business relation, on the one hand, and the Company, on the other hand; or (iv) solicit or accept any business from any customer of the Company.

(d) Consultant shall inform any prospective or future employer of any and all restrictions contained in this Section 12 and provide such employer with a copy of such restrictions (but no other terms of this Agreement), prior to the commencement of that employment.

(e) Consultant agrees that the provisions of this Section 12 are fair and reasonable and do not unreasonably limit Consultant's ability to earn a livelihood. Notwithstanding the foregoing, if, at the time of enforcement of this Section, a court holds that the restrictions stated herein are unreasonable under the circumstances then existing, Consultant and the Company agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area so as to protect the Company to the greatest extent possible under applicable law from competition.

(f) In the event of any breach or violation by Consultant of any of the restrictions contained in this Section, any time period specified herein shall abate during the time of any such breach or violation thereof and that portion remaining at the time of commencement of any such breach or violation shall not begin to run until such breach or violation has been cured in all respects.]

13. **Records and Inspections.**

13.1 Consultant shall maintain complete and accurate records, as appropriate, of the Consulting Services. Such records shall fully and properly reflect all work done and results achieved in the performance of the Consulting Services in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes. Consultant agrees that Company or its designee shall have the right, no more than once per calendar year, during normal business hours and upon reasonable prior written notice, to inspect and review all such books and records maintained by Consultant.

13.2 Consultant shall notify Arvinas in writing within 24 hours of becoming aware of any planned or actual inspections by the FDA or any other regulatory agency or governmental authority involving the Consulting Services or the facilities in which they are conducted. Consultant shall keep Arvinas informed of the progress of such inspections and as to all matters raised by FDA or other regulatory agencies or governmental authorities in respect thereof and shall permit Arvinas to be present for such inspections if permissible by the FDA or applicable regulatory agency or governmental authority. Consultant shall notify and provide Arvinas with copies of all correspondence including, without limitation, FDA Form 483s, warning letters and debarment notifications which could impact the timely performance of the Consulting Services or the quality or usefulness of any deliverables provided pursuant to this Agreement.

14. **Miscellaneous Provisions.**

(a) This Agreement shall be governed by and construed and enforced in accordance

with the laws of the State of Connecticut, without reference to principles of conflicts of laws. The parties hereby irrevocably and unconditionally consent to the exclusive jurisdiction of the state courts in New Haven County in the State of Connecticut or the federal courts in the United States District Court with jurisdiction over New Haven County in the State of Connecticut in connection with any matter or dispute arising under this Agreement and waive any objection they may have to such jurisdiction or to the venue of any such matter or dispute and any claim that such matter or dispute has been brought in an inconvenient forum.

(b) It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

(c) This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, successors and permitted assigns; provided, however, that this Agreement and Consultant's rights and obligations are not assignable by Consultant without the Company's prior written consent. Any assignment made in violation hereof shall be null and void and of no force or effect.

(d) All notices, consents, waivers or other communications given under this Agreement shall be delivered to the address of the applicable party set forth in the signature page of this Agreement (or such other address as notified by the applicable party in writing) by (i) certified mail, return receipt requested (or the equivalent), (ii) hand delivery with receipt acknowledged or (iii) overnight courier service that provides a delivery receipt. Notice shall be deemed to have been given upon delivery, as confirmed by the applicable return receipt or delivery receipt.

(e) This Agreement contains the entire understanding of the parties regarding its subject matter and supersedes all prior understandings or agreements between the parties with regard to its subject matter. This Agreement can only be modified by a subsequent written agreement executed by both parties hereto.

(f) If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements, in addition to any other relief to which the party may be entitled. Consultant agrees that in the event of breach or threatened breach by Consultant of any provisions of this Agreement, the Company shall be entitled to equitable relief in the form of an order to specifically perform or an injunction to prevent irreparable injury, without being required to provide security or post bond. Nothing herein shall be construed as prohibiting any party hereto from pursuing, solely or in addition, any other remedies, including monetary damages, for breach or threatened breach of this Agreement.

(g) No failure on the part of any person or entity to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any person or entity in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No person or entity shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such person or entity;

and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

(h) In the event of a breach by Consultant of the provisions of this Agreement, the Company is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all amounts at any time owing by the Company to Consultant against any and all of the obligations of Consultant to the Company now or hereafter existing.

(i) WAIVER OF JURY TRIAL. NO PARTY TO THIS AGREEMENT OR ANY ASSIGNEE, SUCCESSOR, HEIR OR PERSONAL REPRESENTATIVE OF A PARTY SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER AGREEMENTS OR THE DEALINGS OR THE RELATIONSHIP BETWEEN THE PARTIES. NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NEITHER PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO THE OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

(j) This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute a single agreement binding on all parties. The parties agree that signatures delivered by electronic transmission (including electronic signature programs and scanned .pdf documents by email) shall have the same force and effect as an original signature.

IN WITNESS WHEREOF, this Consulting Agreement is entered into as of the Effective Date.

**ARVINAS OPERATIONS, INC.**

By: ______________________

Name: Angela Cacace, PhD
Title: Chief Scientific Officer

Address: 5 Science Park, New Haven, CT 06511

**CONSULTANT**

______________________ June 4, 2015

Name: Ian Taylor
Title: Consultant

Address: 149 Country Way, Madison, CT 06443

**EXHIBIT A**

**CONSULTING SERVICES AND COMPENSATION**

1. ***Consulting Services***. Provide expertise and assistance in the following:

   a. Mentoring the CSO- aspects of engagement of the team and investors/analysts, and scientific advice.
   b. Upon request, review Arvinas scientific data and presentations and provide opinion(s) on, for example, strengths/weaknesses of the data, what are key differentiation requirements for the programs, potential questions investors/analysts could ask, and critical aspects of highlighting externally our science and our PROTACs
   c. Assess opportunities from Business Development activities

d. Chair SAB and perform associated responsibilities (assist in scheduling meetings, setting meeting agenda, reviewing slides, running the meeting, etc.)
e. Answer questions for any Arvinas employee based on Consultant's historical knowledge of the company, programs, etc

2. ***Compensation.*** The Company will pay Consultant $700.00 per hour for Services wholly devoted to the Company. Every month, Consultant shall submit to the Company a written invoice for Consulting Services and expenses, and such statement shall be subject to the approval of the Company. Payments will be net 45 days from receipt of invoice by Company. In addition, any equity that had been granted to the Consultant under and in accordance with the terms of the Company's existing 2018 Stock Incentive Plan, as amended, and/or 2018 Stock Purchase Plan as of June 6, 2025, will continue to vest in accordance with such plan terms, until such time as the Agreement expires or is terminated in accordance with the provisions of Section 11 of the Agreement and the Consultant is no longer providing Consulting Services to the Company under the terms of this Agreement.

**NOTE: Consultant will continue to use the existing Company-provided laptop and perform all Consulting Services within the Company environment.**

## EXHIBIT B

Circulated separately

## EXHIBIT C

Circulated separately